    As filed with the Securities and Exchange Commission on April 26, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ------------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------

                               CLECO CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               LOUISIANA                              72-1445282
            (State or Other                         (I.R.S. Employer
      Jurisdiction of Incorporation                Identification No.)
            or Organization)

       2030 DONAHUE FERRY ROAD                           71360-5226
        PINEVILLE, LOUISIANA                             (Zip Code)
(Address of Principal Executive Offices)

                           ------------------------

                               CLECO CORPORATION
                           DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                           ------------------------

                            R. O'NEAL CHADWICK, JR.
                            MANAGER, LEGAL SERVICES
                               CLECO CORPORATION
                            2030 DONAHUE FERRY ROAD
                        PINEVILLE, LOUISIANA  71360-5226
                    (Name and Address of Agent for Service)

                                  318-484-7400
         (Telephone Number, Including Area Code, of Agent for Service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED             PROPOSED
                                                                        MAXIMUM              MAXIMUM
                                                    AMOUNT              OFFERING            AGGREGATE
            TITLE OF SECURITIES                     TO BE               PRICE PER             OFFERING           AMOUNT OF
             TO BE REGISTERED                     REGISTERED/1/         SHARE/2/             PRICE/2/        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.00 per share             50,000               $44.41           $2,222,500                $555.63
==================================================================================================================================

/1/ This Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Deferred Compensation Plan, as well as any additional shares of common stock which become issuable under the Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the Plan, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

/2/ Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the New York Stock Exchange consolidated reporting system on April 23, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* ITEM 1.  PLAN INFORMATION.

* ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

       * The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents have been filed by Cleco Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are hereby incorporated by this reference:

       (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

       (2) The Company's Current Report on Form 8-K filed with the Commission on April 3, 2001;

       (3) The description of the Company's common stock, par value $2.00 per share, is contained in the Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration Statement No. 333-71643-01), filed with the Commission on June 30, 1999, under the captions "Proposed Number 1 - The Holding Company Proposal - Dividends for Holding Company Shareholders," "Holding Company Capital Stock" and "Authorized Shares," and including any other amendments or reports filed for the purpose of updating such description; and

       (4) The description of the rights associated with the Company's common stock contained in the Registration Statement on Form 8-A (Registration Statement No. 001-15759), filed with the Commission on August 8, 2000, and including any other amendments or reports filed for the purpose of updating such description.

       In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 83 of the Business Corporation Law of the State of Louisiana
(the "LBCL") provides that a corporation may indemnify any person against whom an action, suit or proceeding is brought or threatened, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another business, corporation, partnership or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, the indemnity is limited to expenses, including attorneys' fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with a defense or settlement; provided that no indemnity may be made in respect of any matter in which the person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in performance of his duty to the corporation unless and only to the extent that the court determines upon application that such person is fairly and reasonably entitled to such indemnity. To the extent a person had been successful on the merits or otherwise in defense of any action, the statue provides that he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Section 83 also provides for, among other things, procedures for indemnification; advancement of expenses; non-exclusivity of the provisions of Section 83 with respect to indemnification and advancement of expenses; and insurance, including self-insurance, with respect to liabilities incurred by directors, officers and others.

       Article IV of the Bylaws of the Company provides that the Company shall indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (the Company refers to any such threatened, pending or completed proceeding as a "Proceeding") by reason of the fact that he is or was one of the Company's directors, officers, employees or agents or is or was serving at the request of the Company as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether the basis of his involvement in such Proceeding is alleged action in an official capacity or in any other capacity while serving as such), to the fullest extent permitted by applicable law, from and against expenses, including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, liability and loss, ERISA excise taxes, actually and reasonably incurred by him or on his behalf or suffered in connection with such Proceeding or any claim, issue or matter therein; provided, however, that, subject to certain exceptions set forth therein, the Company shall indemnify any such person claiming indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors.

       The Bylaws further provide that (i) the Company shall from time to time pay, in advance of final disposition, all Expenses (as defined therein) incurred by or on behalf of any person claiming indemnity thereunder in respect of any Proceeding, (ii) the right to indemnification provided therein is a contract right and no amendment, alteration or repeal of the Bylaws shall restrict the indemnification rights granted by the Bylaws as to any person claiming indemnification with respect to acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal,
(iii) any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and legal representative of such person and (iv) the right of indemnification and to receive advancement of Expenses contemplated by Article IV of the Bylaws are not exclusive of any other rights to which any person may at any time be otherwise entitled, provided that such other indemnification may not apply to a person's willful or intentional misconduct. The Bylaws also set forth certain procedural and evidentiary standards applicable to the enforcement of a claim thereunder.

       The Bylaws also provide that the Company (i) may procure or maintain insurance or other similar arrangement, at its expense, to protect itself and any director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by such person, whether or not the Company would have the power to indemnify such person against such expenses or liability and (ii) shall indemnify officers and directors of the Company to the extent they are not covered by the insurance, whether or not such persons would otherwise be entitled to indemnification under the Bylaws, as provided in policies covering liabilities up to $85 million incurred by directors and officers in their capacities as such, and has fiduciary and employee benefit liability insurance policies covering liabilities up to $65 million incurred by directors, officers and certain other employees of the Company in connection with the administration of the Company's employee benefit plans.

       Section 24(C)(4) of the LBCL provides that a corporation may eliminate or limit the liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 92(D) of the LBCL relating to unlawful dividends and other unlawful distributions, payments or returns of assets and (iv) for any transaction from which the director or officer derived an improper personal benefit. The Company's Articles of Incorporation include a provision consistent with

Section 24(C)(4) of the LBCL. Such provision further provides that (a) if the LBCL is subsequently amended to authorize action further eliminating or limiting a director's or officer's liability, such liability will be eliminated or limited to the fullest extent permitted by such law, as so amended, and (b) if such provision limiting or eliminating liability is repealed or modified, the right or protection of a director or officer of the Company existing at the time of such repeal or modification will not be affected thereby.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.    EXHIBITS.

       See Exhibit Index.

ITEM 9.    UNDERTAKINGS.

       (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of Louisiana, on this 26th day of January, 2001.

                                          CLECO CORPORATION


                                          By:  /s/Michael P. Prudhomme
                                              -------------------------
                                              Michael P. Prudhomme
                                              Corporate Secretary

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2001.

Signature                                 Title
---------                                 -----


/s/ David M. Eppler                       President and Chief Executive Officer
-------------------                       (Principal Executive Officer)
David M. Eppler


/s/ Thomas J. Howlin                      Senior Vice President - Finance
---------------------                     and Chief Financial Officer
Thomas J. Howlin                          (Principal Financial Officer)


/s/ R. Russell Davis                      Vice President and Controller
--------------------                      (Principal Accounting Officer)
R. Russell Davis


THE PLAN.

       Pursuant to the requirements of the Securities Act, a representative of the administrator of the plan has duly caused this Registration Statement to be signed on behalf of the administrator, in the City of Pineville, State of Louisiana, on this 26th day of January 2001.

                                          DEFERRED COMPENSATION PLAN


                                          By:  /s/ Edward M. Simmons
                                              -------------------------
                                              Plan Administrator, Compensation
                                              Committee Chairman

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Thomas J. Howlin and Michael
P. Prudhomme, and each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Deferred Compensation Plan Registration Statement and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1993 and other federal and state securities laws, in connection with the Deferred Compensation Plan, and to file any such documents or instruments with the Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereon.

       Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                        Date
---------                         -----                        ----


/s/ David M. Eppler        President, Chief Executive         January 26, 2001
---------------------        Officer and Director
David M. Eppler



/s/ Thomas J. Howlin     Senior Vice President - Finance      January 26, 2001
---------------------      and Chief Financial Officer
Thomas J. Howlin          (Principal Financial Officer)


/s/ R. Russell Davis      Vice President and Controller       January 26, 2001
--------------------      (Principal Accounting Officer)


/s/ Sherian G. Cadoria             Director                   January 26, 2001
----------------------
Sherian G. Cadoria


/s/ Richard B. Crowell             Director                   January 26, 2001
------------------------
Richard B. Crowell


/s/ J. Patrick Garrett             Director                   February 14, 2001
----------------------
J. Patrick Garrett

/s/ F. Ben James, Jr.              Director                   January 26, 2001
---------------------
F. Ben James, Jr.


/s/ Elton R. King                  Director                   January 26, 2001
-----------------
Elton R. King


/s/ A. DeLoach Martin, Jr.         Director                   February 14, 2001
--------------------------
A. DeLoach Martin, Jr.


/s/ Robert T. Ratcliff             Director                   January 26, 2001
----------------------
Robert T. Ratcliff


/s/ Edward M. Simmons              Director                   January 26, 2001
---------------------
Edward M. Simmons


/s/ William H. Walker, Jr.         Director                   January 26, 2001
--------------------------
William H. Walker, Jr.

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER       DOCUMENT DESCRIPTION

   *3.1 Amended and Restated Articles of Incorporation of the Company, (restated as of July 1, 1999) (filed as Exhibit A to the Proxy Statement and Prospectus included in the Registration Statement on Form S-4 filed on February 2, 1999, as amended, and incorporated herein by reference, Commission File No. 333-71643-
               01).

   *3.2 By-laws of the Company (revised effective July 28, 2000) (filed as Exhibit 4.10 to the Company's Registration Statement on
               Form S-3 filed on February 14, 2001, as amended, and incorporated herein by reference, Commission File No. 333-55656).

    4.3        Cleco Corporation Deferred Compensation Plan.

    5          Opinion of Phelps Dunbar LLP.

    23.1       Consent of PricewaterhouseCoopers LLP.

    23.2       Consent of Phelps Dunbar LLP (included in Exhibit 5).

    24 Powers of Attorney (included as part of the Signature Page attached hereto).

    *          Incorporated herein by reference as indicated.